July 9, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$700,000
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the DAX® Index, the S&P 500® Index and the
Nasdaq-100 Index® due January 13, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of each of the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®, which we refer to as the Indices, is greater than or equal to 70.00% of its Initial Value, which we refer to as an Interest Barrier.
• If the closing level of each Index is greater than or equal to its Interest Barrier on any Review Date, investors will receive, in addition to the Contingent Interest Payment with respect to that Review Date, any previously unpaid Contingent
Interest Payments for prior Review Dates.
• The notes will be automatically called if the closing level of each Index on any Review Date (other than the first and final
Review Dates) is greater than or equal to its Initial Value.
• The earliest date on which an automatic call may be initiated is January 11, 2027.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Indices. Payments on the notes are linked to the performance of each of the Indices individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on July 9, 2026 and are expected to settle on or about July 14, 2026.
• CUSIP: 46661CQF6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$16
$984
Total
$700,000
$11,200
$688,800
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $16.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $968.70 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Indices: The DAX® Index (Bloomberg ticker: DAX), the S&P
500® Index (Bloomberg ticker: SPX) and the Nasdaq-100
Index® (Bloomberg ticker: NDX)
Contingent Interest Payments: If the notes have not been
automatically called and the closing level of each Index on any
Review Date is greater than or equal to its Interest Barrier, you will receive on the applicable Interest Payment Date for each
$1,000 principal amount note a Contingent Interest Payment
equal to $24.625 (equivalent to a Contingent Interest Rate of
9.85% per annum, payable at a rate of 2.4625% per quarter),
plus any previously unpaid Contingent Interest Payments for
any prior Review Dates.
If the Contingent Interest Payment is not paid on any Interest
Payment Date, that unpaid Contingent Interest Payment will be paid on a later Interest Payment Date if the closing level of each
Index on the Review Date related to that later Interest Payment
Date is greater than or equal to its Interest Barrier. You will not receive any unpaid Contingent Interest Payments if the closing level of any Index on each subsequent Review Date is less than its Interest Barrier.
Contingent Interest Rate: 9.85% per annum, payable at a rate of 2.4625% per quarter
Interest Barrier / Trigger Value: With respect to each Index,
70.00% of its Initial Value, which is 17,582.789 for the DAX®
Index, 5,280.548 for the S&P 500® Index and 20,808.97 for the
Nasdaq-100 Index®
Pricing Date: July 9, 2026
Original Issue Date (Settlement Date): On or about July 14,
2026
Review Dates*: October 9, 2026, January 11, 2027, April 9,
2027, July 9, 2027, October 11, 2027 and January 10, 2028
(final Review Date)
Interest Payment Dates*: October 15, 2026, January 14, 2027,
April 14, 2027, July 14, 2027, October 14, 2027 and the
Maturity Date
Maturity Date*: January 13, 2028
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first and final Review Dates), the first Interest Payment Date immediately following that
Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General
Terms of Notes — Consequences of an Acceleration Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We May
Accelerate Your Notes If an Acceleration Event Occurs” in this pricing supplement
Automatic Call:
If the closing level of each Index on any Review Date (other than the first and final Review Dates) is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a)
$1,000 plus (b) the Contingent Interest Payment applicable to that Review Date plus (c) any previously unpaid Contingent
Interest Payments for any prior Review Dates, payable on the applicable Call Settlement Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Index is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review Date plus (c) any previously unpaid Contingent Interest Payments for any prior Review Dates.
If the notes have not been automatically called and the Final
Value of any Index is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Index Return)
If the notes have not been automatically called and the Final
Value of any Index is less than its Triger Value, you will lose more than 30.00% of your principal amount at maturity and
could lose all of your principal amount at maturity.
Least Performing Index: The Index with the Least Performing
Index Return
Least Performing Index Return: The lowest of the Index
Returns of the Indices
Index Return:
With respect to each Index,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Index, the closing level of that Index on the Pricing Date, which was 25,118.27 for the
DAX® Index, 7,543.64 for the S&P 500® Index and 29,727.10
for the Nasdaq-100 Index®
Final Value: With respect to each Index, the closing level of that Index on the final Review Date

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
How the Notes Work
Payment in Connection with the First Review Date
Payments in Connection with Review Dates (Other than the First and Final Review Dates)
The closing level of each Index is greater than or
equal to its Interest Barrier.
The closing level of any Index is less than its Interest
Barrier.
First Review Date
Compare the closing level of each Index to its Interest Barrier on the first Review Date.
You will receive a Contingent Interest Payment on the
first Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the first Review Date.
Proceed to the next Review Date.
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date plus (c) any previously unpaid Contingent Interest Payments for any prior Review Dates.
No further payments will be made on the notes.
Review Dates (Other than the First and Final Review Dates)
Automatic Call
The closing level of each
Index is greater than or
equal to its Initial Value.
The closing level of any
Index is less than its
Initial Value.
Initial
Value You will receive (a) a Contingent
Interest Payment on the applicable
Interest Payment Date plus (b) any
previously unpaid Contingent Interest
Payments for any prior Review Dates.
Proceed to the next Review Date.
The closing level of each
Index is greater than or
equal to its Interest
Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing level
of any Index is less than its
Interest Barrier.
Compare the closing level of each Index to its Initial Value and its Interest Barrier on each Review Date until the final Review
Date or any earlier automatic call.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 9.85% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
6
$147.750
5
$123.125
4
$98.500
3
$73.875
2
$49.250
1
$24.625
0
$0.000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Indices, assuming a range of performances for the hypothetical Least Performing Index on the Review Dates. Solely for purposes of this section, the Least Performing Index with respect to each Review Date is the least performing of the Indices determined based on the closing level of each Index on that
Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• an Initial Value for each Index of 100.00;
• an Interest Barrier and a Trigger Value for each Index of 70.00 (equal to 70.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 9.85% per annum.
The hypothetical Initial Value of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of any Index. The actual Initial Value of each Index is the closing level of that Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of each Index, please see the historical information set forth under “The Indices” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date
plus (c) any previously unpaid
Contingent Interest Payments for any
prior Review Dates.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Index is greater than or
equal to its Trigger Value.
You will receive:
$1,000 + ($1,000 ×Least Performing
Index Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of any Index is less than its
Trigger Value.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Example 1 — Notes are automatically called on the second Review Date.
Date
Closing Level of Least
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
105.00
$24.625
Second Review Date
110.00
$1,024.625
Total Payment
$1,049.25 (4.925% return)
Because the closing level of each Index on the second Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,024.625 (or $1,000 plus the Contingent Interest
Payment applicable to the second Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the second Review Date, even though the closing level of each Index on the first Review Date is greater than its Initial
Value. When added to the Contingent Interest Payment received with respect to the prior Review Date, the total amount paid, for each
$1,000 principal amount note, is $1,049.25. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Index is greater than or equal to its Trigger Value.
Date
Closing Level of Least
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
95.00
$24.625
Second Review Date
85.00
$24.625
Third through Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,098.50
Total Payment
$1,147.75 (14.775% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Index is greater than or equal to its
Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,098.50 (or $1,000 plus the Contingent Interest
Payment applicable to the final Review Date plus the unpaid Contingent Interest Payments for any prior Review Dates). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,147.75.
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Index is less than its
Trigger Value.
Date
Closing Level of Least
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Index is less than its Trigger Value and the Least Performing Index Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Index is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the
Least Performing Index is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date (and we will pay you any previously unpaid Contingent Interest Payments for any prior Review Dates) only if the closing level of each Index on that Review Date is greater than or equal to its Interest Barrier. If the closing level of any Index on a Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. You will not receive any unpaid
Contingent Interest Payments if the closing level of any Index on each subsequent Review Date is less than its Interest Barrier.
Accordingly, if the closing level of any Index on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE LEVEL OF EACH INDEX —
Payments on the notes are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment
Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Index.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING INDEX.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Index is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Index.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN ANY INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• THE RISK OF THE CLOSING LEVEL OF AN INDEX FALLING BELOW ITS INTEREST BARRIER OR TRIGGER VALUE IS
GREATER IF THE LEVEL OF THAT INDEX IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the notes or our ability to hedge or perform our obligations under the notes. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General
Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Index.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE DAX® INDEX AND THE NASDAQ-100 INDEX® —
Some or all of the equity securities included in the DAX® Index or the Nasdaq-100 Index® have been issued by non-U.S.
companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
• NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES WITH RESPECT TO THE DAX® INDEX —
The value of your notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the DAX® Index are based, although any currency fluctuations could affect the performance of the
DAX® Index.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
The Indices
The DAX® Index is a free-float market capitalization-weighted index that comprises the 40 largest companies (measured in terms of their market capitalization) listed on the FWB® Frankfurt Stock Exchange’s Regulated Market that meet certain minimum quality and profitability requirements. The DAX® Index is a total return index that is calculated on the basis of full dividend reinvestment. For additional information about the DAX® Index, see Annex A in this pricing supplement.
The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions
— The S&P U.S. Indices” in the accompanying underlying supplement.
The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For additional information about the Nasdaq-100 Index®, see
“Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Index based on the weekly historical closing levels from January 8,
2021 through July 2, 2026. The closing level of the DAX® Index on July 9, 2026 was 25,118.27. The closing level of the S&P 500®
Index on July 9, 2026 was 7,543.64. The closing level of the Nasdaq-100 Index® on July 9, 2026 was 29,727.10. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of each Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any Index on any Review Date. There can be no assurance that the performance of the Indices will result in the return of any of your principal amount or the payment of any interest.

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial
Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in
2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original
Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Indices” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
Annex A
The DAX® Index
All information contained in this pricing supplement regarding the DAX® Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification.
This information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”). The DAX® Index is calculated, maintained and published by STOXX. STOXX has no obligation to continue to publish, and may discontinue publication of, the
DAX® Index.
The DAX® Index began on December 30, 1987 at a base value of 1,000. The DAX® Index is reported by Bloomberg L.P. under the ticker symbol “DAX.”
The DAX® Index is a free-float market capitalization-weighted index that comprises the 40 largest companies (measured in terms of their market capitalization) listed on the FWB® Frankfurt Stock Exchange’s (the “FSE”) Regulated Market that meet certain minimum quality and profitability requirements. The DAX® Index is a total return index that is calculated on the basis of full dividend reinvestment.
Index Composition
Investable Universe
The investable universe of the DAX® Index comprises all common stocks and equities with similar characteristics listed on the FSE that provide real-time and historical component and currency pricing.
Basic Criteria
To be eligible for inclusion or to remain in the DAX® Index, a set of basic criteria has to be met, including:
• an existing listing on the FSE’s Regulated Market;
• continuous trading on Deutsche Börse’s electronic trading system Xetra®;
• a minimum free float of 10%;
• registered office in the European Union (“EU”)/ European Free Trade Association (“EFTA”) or an operative headquarter in
Germany;
• publication of an audited annual financial report prepared in accordance with the WpHG;
• publication of a half-yearly financial report (for the first six months of the fiscal year) prepared in accordance with the requirements of the WpHG;
• publication of a quarterly statement or quarterly financial report for the first and third quarters of the fiscal year;
• no departures have been declared from recommendations C.10 (solely as regards its applicability to the Chair of the Audit
Committee), D.8 and D.9 of the German Corporate Governance Code;
• companies that are newly listed on the Regulated Market of the FSE and that have not issued a mandatory annual Declaration of Compliance at the time of listing are deemed to meet the criterion, provided that the company’s management board and supervisory board have published a statement on the company’s website confirming that the company does not depart from the recommendations above;
• minimum liquidity on the FSE:
o Initial eligibility: to qualify for ranking, stocks that are not an index component at the review cutoff date must have a minimum order book volume over the last 12 months of EUR 1bn, or a turnover rate of 20%. Stocks that do not meet this criterion will not be ranked.
o Continued eligibility: To qualify for continued membership in the index, stocks that are index components at the review cutoff date must have a minimum order book volume over the last 12 months of at least EUR 0.8bn, or a turnover rate of 10%. Stocks that do not meet this criterion will not be ranked until they meet the initial eligibility requirement again.
Breaches of the Basic Criteria
Companies no longer meeting the basic criteria necessary in order to remain in the DAX® Index are removed from the DAX® Index, where the type of basic criteria the company is breaching determines the timing of the removal.
A breach of one of the following basic criteria leads to an exclusion from the DAX® Index with two days’ notice from the date that
STOXX becomes aware of the breach:
• minimum free float;
• listing on the Regulated Market of the FSE
• continuous trading;

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
• timely publication of the audited annual financial report;
• timely publication of the half-yearly financial report; or
• timely publication of the quarterly statement or quarterly financial report.
A breach of the timely reporting requirement is deemed to exist if a company fails to publish the required financial reports by the end of the additional grace period:
• in the case of the annual financial report, within four months of the end of the relevant reporting period;
• in the case of the annual financial report for companies newly admitted to the Regulated Market of the FSE, within five months of the end of the relevant reporting period;
• in the case of the half-yearly financial report, within three months of the end of the relevant reporting period; and
• in the case of the quarterly statement or quarterly financial report, within 75 days of the end of the relevant reporting period.
The subsequent withdrawal of the required financial reports or statements, or of the audit opinion where required, after the periods above is deemed to be the equivalent of a breach of the timely reporting requirement.
Stocks of companies that are in breach of the financial reporting criteria will remain ranked on the current selection list until the end of the month in question, but the companies will not be eligible for index membership. If a company that has been excluded from the DAX®
Index subsequently meets the basic criteria, its stock can again be ranked as early as the next selection list.
The standard notice period of two trading days for all of the breaches above will be extended if necessary so as to ensure that the effective date does not conflict with the monthly selection list cutoff date and publication dates, or with the review implementation process.
Compliance with the basic criteria of adherence to the required recommendations of German Corporate Governance Code or minimum liquidity is monitored on a monthly basis as part of the selection list creation process. A breach of these criteria will leave the relevant company without a rank on the relevant monthly selection list and until next index review. The company will then be removed from the
DAX® Index during the index review process.
Index Review
The DAX® Index is reviewed on a regular basis. This review implementation process (also known as “rebalancing”) is performed quarterly after the close on every third Friday in March, June, September and December, and the changes take effect as of the next trading day. If the implementation date falls on a non-trading day, it is brought forward by one trading day.
Changes to index components are announced after 10:00 p.m. CET on the third trading day of the review month.
Selection List
STOXX creates and publishes the selection list for the DAX® Index on a monthly basis. The reporting date for collecting data (the
“selection list cutoff date”) is the last trading day of the month for which the selection list is being created. Selection lists are created by noting the parameters relevant for allocating ranks (i.e., the number of shares, the free-float factor and the volume-weighted average price (“VWAP”)) at the selection list cutoff date and then determining the free-float market capitalization for each company. Compliance with the basic criteria is also assessed as of the cutoff date. In addition, EBITDA (earnings before interest, tax, depreciation and amortization) data is noted so as to determine companies’ eligibility for inclusion in the DAX® Index.
An adjusted VWAP over 20 trading days (“20-trading day adjusted VWAP”) is used to calculate the free-float market capitalization. This is calculated for each share class as the average of the daily VWAPs, which are based on Xetra prices, for the last 20 trading days, and is adjusted for corporate actions. The 20-trading day adjusted VWAP on the last trading day of a month is used to generate the selection list.
The order book volume is the sum of the daily turnover figures for a share class over a 12-month period. The following special provisions apply:
• If the daily order book volumes for a company are not available for the whole 12-month period because it only started trading, or its initial listing on a segment governed by one of the transparency standards only took place, at a later date, the order book volumes for the first 20 trading days are ignored and the remaining data is extrapolated linearly over the 12 months. However, this procedure is only applicable to companies that have been traded for at least 30 days as of the reporting date, and if at least ten days’ worth of order book volumes can be used for extrapolation;
• If a company has changed its trading segment (Scale, General Standard or Prime Standard), the order book volume from the previous segment is used as of the selection list cutoff date following the segment change, provided that the company has a total trading history of more than 30 days;
• If a security has been deleted due to mergers or takeovers in the last 12 months, only the trading days after the deletion effective date are taken into account to calculate the order book volume. As described above for newly listed companies, the first 20 trading days after the deletion effective date are ignored and the remaining data is extrapolated linearly over the 12 months; and

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
To be considered eligible for inclusion in the DAX® Index, companies that are not already index components when the selection list is compiled must meet an additional profitability requirement of positive EBITDA for the two most recent fiscal years as calculated by
Refinitiv.
Selection lists are published after 10:00 p.m. CET on the third trading day of a month.
Inclusion in the Selection List
All of the share classes listed on the FSE’s Regulated Market are included in the selection list for the DAX® Index. Share classes that meet the basic criteria are ranked. Companies that were initially listed on the FSE also have to have been listed on the Regulated
Market or Scale for a minimum of 30 trading days. Share classes that do not meet the basic criteria are also included in the selection list, but are not ranked. Each ISIN under which shares in a company are traded is considered to be a separate class for this purpose.
If a company has several share classes, only the largest share class (measured by free-float market capitalization) is ranked.
If rights issued as part of a capital increase have a value as of the date on which the selection list is generated, the market capitalization given in the list takes the capital increase into account. In this case, an acceptance ratio of 100% is assumed. If the number of shares at the end of the subscription period differs from this assumption, the market capitalization will be adjusted to reflect the actual figure.
Exclusion from Ranking
• Companies that do not meet the necessary liquidity criteria for initial or continued eligibility are not ranked.
• Companies for which the FSE has published a decision to revoke their admission under the Stock Exchange Rules are not ranked.
• Companies for which an insolvency event has occurred are not ranked.
• Any security that has been deleted due to mergers or takeovers in the last 6 months as of the cut-off date is not ranked.
STOXX reserves the right to exclude certain companies from being ranked in the selection list (i) to ensure that the composition of the indices reflects the market and/or economic reality that the indices aim to represent, and (ii) to avoid application of the rules leading to misrepresentations in unforeseeable circumstances.
Composition Selection
The composition of the DAX® Index is reviewed quarterly on the basis of the Fast Exit and Fast Entry rules, and semi-annually on the basis of the Regular Exit and Regular Entry rules (see “Overview of rules” below). The review on the basis of the Fast Exit and Fast
Entry rules aims to account for significant changes in ranks.
Overview of rules
FF MCap: free float market capitalization
Candidate rank
FF MCap
Alternate
candidate rank
FF MCap
March
June
September
December
Fast Exit
60
-
×
×
×
×
Fast Entry
33
-
×
×
×
×
Regular Exit
53
47
×
×
Regular Entry
40
47
×
×
Selection of the companies in the DAX® Index is based on their free-float market capitalization. The currently valid selection list always forms the basis for the application of the rules outlined below.
In addition, the company to be included in the DAX® Index must comply with both the EBITDA criterion and the free-float market capitalization. If a company would be eligible for inclusion in the in the DAX® Index based on its free-float market capitalization rank but does not meet the EBITDA criterion, the next-ranked company in the selection list that meets the EBITDA criterion will be considered for inclusion. In case there is no alternate candidate for a Fast Exit in the DAX® Index that both meets the EBITDA criterion and is being ranked the same as or better than the Regular Exit candidate rank, the highest-ranked company is selected, neglecting the
EBITDA criterion.
The four rules are applied successively.
• Fast Exit: A company is replaced if its free float market capitalization ranks lower than the candidate rank (see the “Overview of rules” table) (e.g., if its free-float market capitalization ranks worse than 60th in the DAX® Index rankings). It is replaced by the highest-ranked company that is not a component of the selection list or a superior index.
• Fast Entry: A company is included if it ranks the same as or better than the candidate rank in terms of its free float market capitalization (e.g., if it ranks better than or equal to 33rd for the free float market capitalization criterion in the DAX® Index rankings). The lowest-ranked company concerned is removed from the DAX® Index.

PS-16 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the DAX® Index, the S&P 500® Index and the Nasdaq-100 Index®
• Regular Exit: A company will be replaced if it ranks lower than the candidate rank in terms of its free float market capitalization
(e.g., if it ranks worse than 53rd for free-float market capitalization in the DAX® Index rankings). It will be replaced by the highest-
ranked company that (i) satisfies the alternate candidate rank requirement of ranking better than or equal to 47th by free-float market capitalization in the DAX® Index rankings and (ii) is not a component of the DAX® Index. However, no change will be made if no company fulfils the alternate candidate rank requirement.
• Regular Entry: A company will be included if it ranks the same as or better than the candidate rank in terms of its free float market capitalization (e.g., if it ranks better than or equal to 40th for free float market capitalization in the DAX® Index rankings). The lowest-ranked company that is ranked lower than the alternate candidate rank is excluded (e.g., the company that ranks worse than 47th in the DAX® Index rankings). However, no change will be made if no company fulfils the alternate candidate rank requirement.
STOXX may deviate from the four rules above in exceptional cases such as takeovers announced at short notice or significant changes in the free float.
Decisions regarding changes to the composition of the DAX® Index are published after 10 p.m. Central European time on the third trading day in March, June, September and December.
Shortfalls and Surpluses
A shortfall in the number of constituents may occur during an index review if a company no longer meets the basic criteria. In these cases, the companies are removed from the DAX® Index before the four rules above are applied, leading to a shortfall in the DAX®
Index.
To resolve a shortfall, the following steps are carried out:
Step 1: Check if a relegation candidate exists.
• If yes: continue with step 2.
• If not: The company causing the shortfall is treated as Fast Exit.
Step 2: Check for the relegation candidate if it ranks the same as or better than the Regular Exit candidate rank of the DAX® Index.
• If yes: the relegation candidate is added to the DAX® Index.
• If not: the company causing the shortfall is treated as Fast Exit.
In addition, a surplus of constituents may arise in the DAX® Index. Such a case may occur where a company that so far had not been included in the selection list of the DAX® Index because it failed to meet the basic criteria qualifies for inclusion in the DAX® Index (e.g., a recent IPO) and replaces an existing constituent. As a result, there are relegation candidates left after potential shortfalls have been resolved.
To resolve a surplus, it is checked for each relegation candidate if it ranks the same as or better than the Regular Exit candidate rank of the DAX® Index.
• If yes: The relegation candidate is treated as Fast Entry.
• If not: The relegation candidate is not added to the DAX® Index.
The fixed number of constituents for the DAX® Index is restored before the four rules (Fast Exit, Fast Entry, Regular Exit and Regular
Entry) are applied. The aim of this process is to ensure that the DAX® Index contains the designated number of companies before it is reviewed.
The composition of the DAX® Index is reviewed on a quarterly basis.
Index Calculation
The Index Formula
The price return version of the DAX® Index is calculated using the Laspeyres formula, which measures price changes against a fixed base quantity weight. The price return version of the DAX® Index is calculated as follows:
where:
𝑡
=
Time at which the DAX® Index is computed
𝑛
=
Number of companies in the DAX® Index
𝑆𝑖𝑡
=
Number of shares of company i at time t
𝑃𝑖𝑡
=
Price of company i at time t

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𝑓𝑓
𝑖𝑡
=
Free-float factor for company i at time t
𝑐𝑓
𝑖𝑡
=
Weighting cap factor for company i at time t
𝑥𝑖𝑡
=
Exchange rate from local currency into index currency for company i at time t
𝑀𝑡
=
Free-float market capitalization for the DAX® Index at time t
𝐷𝑡
=
Divisor of the DAX® Index at time t
The DAX® Index is derived from the price return version of the DAX® Index, with adjustments for full dividend reinvestment.
The DAX® Index’s divisor is adjusted to maintain the continuity of the index’s values across changes due to corporate actions and index reviews. Changes in weights due to corporate actions are distributed proportionally across all index components. The divisor of the
DAX® Index is calculated as follows:
where:
𝐷𝑡+1
=
Divisor at time t+1
𝐷𝑡
=
Divisor at time t
𝑛
=
Number of companies in the DAX® Index
𝑆𝑖𝑡
=
Number of shares of company i at time t
𝑃𝑖𝑡
=
Price of company i at time t
𝑓𝑓
𝑖𝑡
=
Free-float factor for company i at time t
𝑐𝑓
𝑖𝑡
=
Weighting cap factor for company i at time t
𝑥𝑖𝑡
=
Exchange rate from local currency into index currency for company i at time t
∆𝑀𝐶𝑡+1
=
The difference between the closing market capitalization of the DAX® Index and the adjusted closing market capitalization of the Index.
In the case of companies with corporation actions effective at time t+1, free-float market capitalization is calculated using adjusted closing prices, the new number of shares at time t+1 and the free-float factor at time t+1, minus the free-float market capitalization calculated using closing prices, the number of shares at time t and the free-float factor at time t.
Corporate Actions
STOXX adjusts the divisor for the DAX® Index to maintain the continuity of the DAX® Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio.
The DAX® Index reflects reinvestment of both cash dividends and special cash dividends. Cash dividends are cash distributions that are within the scope of the regular dividend policy or that the company defines as regular distributions. Special Cash Dividends are cash distributions that are outside the scope of the regular dividend policy or that the company defines as extraordinary distributions.
Adjustments for both the cash dividends and special cash dividends will be made on the ex-date. The constituent’s share price is adjusted by the amount of the dividend, and the index divisor is correspondingly adjusted so that the payment of the dividend does not, by itself, affect the level of the DAX® Index. Changes in weight due to corporate actions are distributed proportionally across index components and are treated as an investment in the index portfolio.
Free Float
Free float refers to the freely tradable shares of a company that are not held in fixed ownership. The following rules apply to determine the free float:
1. Shares held by the issuing company (treasury shares) and all shares held by an owner that, when taken in the aggregate, account for at least 5% of a company’s total number of shares and that are attributed to a specific class of shares are considered to be non-
free float. Shares held by an owner also include shareholdings:
• held by the family of the owner as defined by section 19 of the Market Abuse Regulation;
• for which a pooling has been arranged in which the owner has an interest;
• managed or kept in safe custody by a third party for the account of the owner;

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• held by a company which the owner controls as defined by section 290(2) of the German Commercial Code; and
• subject to a statutory or contractual qualifying period.
This does not include shares held by:
• asset managers and trust companies;
• funds and pension funds; and
• German or foreign investment companies (excluding insurance companies) as part of their special fund assets as identified using the register of companies maintained by the competent financial supervisory authority, provided that the shares are held as part of short-term investment strategies and the size of the shareholding does not exceed 25% of the company’s total number of shares. This does not apply to shareholdings held by venture capital companies, government funds or their financial agencies, or supranational funds.
In this context, shares for which the acquirer has, at the time of purchase, clearly and publicly stated that strategic goals are being pursued, and that the intention is to influence the company’s policies and ongoing business in the long term, are not deemed to be short-term investments in this context. In addition, shares acquired via a public purchase offer are not deemed to be short-term investments.
The shareholder structure for a company is determined on the basis of regulatory announcements pursuant to the German
Securities Trading Act (“WpHG”), as provided by the German Company Register and/or EQS News. Where no regulatory announcements are available, other publicly available sources are consulted in addition to determine the number of shares.
2. In the case of an ongoing takeover, the absolute number of shares held by the acquirer is taken from the companies’ publications of the results of the tender offer pursuant to the German Securities Acquisition and Takeover Act (“WpÜG”). The free float is then calculated as a proportion of the total number of shares in the target company.
Shares that are controlled by acquiring companies via derivatives are also included when determining the free float if
• The derivatives must be both subject to and actually disclosed under the WpHG or WpÜG; and
• The derivatives confers control, influence over voting rights, or a right (conditional or unconditional) to acquire the underlying shares.
Positions providing only economic exposure, including purely cash-settled instruments, are excluded.
The various criteria in numbers 1 to 2 are also fully applied to classes of shares that are subject to restrictions of ownership. For the purpose of the determination of the free float as described above, each ISIN under which shares are traded is considered a separate share class.
If STOXX determines and publishes a company’s free float as part of a quarterly review, this free-float factor will not be changed or corrected until the next review implementation date unless it is affected by a corporate action prior to the next review date. The same also applies if, after determining the free float, STOXX learns of facts or circumstances that would have led to a different free-float factor being determined had they been known at the time of determination.
Weighting Cap Factors
Components of the DAX® Index are capped at a maximum weight of 15% on a quarterly basis. Weighting cap factors are used to achieve diversification, and avoid a single component dominating the DAX® Index. Group entity capping and intra-quarter capping also apply to the DAX® Index.
Group Entity Capping
A group entity is a group of companies that are related to each other, based on the definition and calculation from LSEG Quantitative
Analytics Database (Field: UltimateParentOrgPermID). If two or more securities within the same index share the same LSEG
Quantitative Analytics Database Ultimate Parent ID, then they are considered a group entity for weighting cap factor purposes.
STOXX will publish a list of identified group entities of the underlying universe on the 1st trading day of the review month (March, June,
September and December) at 10:00 p.m. CET. It will be based on the underlying universe for the upcoming quarterly index review. The list will be published containing security name, identifier and flag indicating group entity.
The weighting cap factors are calculated and applied as follows:
First, single component weighting cap factors are calculated by carrying out single component capping as per the component cap limit of the index in question. After the application of single component capping, it is checked whether a group entity, based on the aforementioned list, has a combined index weight above 30% as largest constituent, or 15%, if not the largest. In that case, the group entity will be capped to 30% or 15% weight respectively by applying the same group entity weighting cap factor to all securities comprising that group. Excess weight is redistributed to the remaining group entities on a pro-rata basis, up to a maximum of 15% index weight per security. To calculate the final weighting cap factors, the weighting cap factors resulting from the group entity capping are multiplied with the single component weighting cap factors.

PS-19 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
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Intra-Quarter Capping
Intra-quarter capping will be triggered if the weight of a component exceeds 20% based on closing prices on a given trading day.
Should one component exceed this threshold, the component’s weight will be capped extraordinarily to 15%. Any other component exceeding 15% index weight will subsequently be capped to 15%, until no component exceeds 15% index weight.
The timetable for the process is as follows:
• Date t: Weight exceeds 20% at the close of market
• Date t+1: Announcement of the new weighting cap factors after close of market
• Date t+3: Implementation of the new weighting cap factors after close of market
• Date t+4: Effective date
Violations of the 20% threshold between dates t+1 and t+3 do not trigger another capping.
Adjustments to the above rules apply in connection with intra-quarter capping during review implementation week, anticipated intra-
quarter capping due to upcoming corporate actions and anticipated intra-quarter capping due to upcoming corporate actions during review implementation week in accordance with the rules governing the DAX® Index.
Ongoing Maintenance
• Replacements: Deleted companies are replaced by the highest-ranked stock from the most recent selection list that is not included in the DAX® Index.
• Ad hoc exit: A company that is in breach of the basic criteria is removed from the DAX® Index as described in “Breaches of
Basic Criteria” above.
• Ad hoc entry: Not applicable.
• Spin-offs: Spin-off stocks are deleted at the close of the day on which they start trading.
Advisory Board
The Advisory Board for Equity Indices (the “Board”) advises STOXX on topics related to the DAX® Index. The Board has an advisory function and bases its work on the principles and the rules set out in the index methodology. The Board does not make binding decisions on behalf of STOXX.
The Board consists of employees appointed by STOXX and representatives of leading national and international financial institutions. The Board usually meets bi-annually in March and September. Extraordinary meetings may also be convened.
License Agreement
JPMorgan Chase & Co. or its affiliate intends to enter into an agreement with STOXX Limited (“STOXX”) providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the
DAX® Index, which is owned and published by STOXX, in connection with certain securities, including the notes.
STOXX and its licensors (the “Licensors”) have no relationship to JPMorgan Financial or JPMorgan Chase & Co., other than the licensing of the DAX® Index and the related trademarks for use in connection with the notes.
STOXX and its Licensors do not:
• sponsor, endorse, sell or promote the notes;
• recommend that any person invest in the notes or any other securities;
• have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;
• have any responsibility or liability for the administration, management or marketing of the notes; or
• consider the needs of the notes or the holders of the notes in determining, composing or calculating the DAX® Index or have any obligation to do so.
STOXX and its Licensors will not have any liability in connection with the notes. Specifically,
• STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:
• The results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the DAX® Index and the data included in the DAX® Index;
• The accuracy or completeness of the DAX® Index and its data; or
• The merchantability and the fitness for a particular purpose or use of the DAX® Index and its data;
• STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the DAX® Index or its data;
and

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• Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.
The licensing agreement with STOXX is solely for the benefit of the parties to that agreement and not for the benefit of the holders of the notes or any other third parties.